Exhibit 99.1

News Release

Babcock & Wilcox Enterprises, Inc. Appoints Dr. Homaira Akbari (Ph.D.) to Board of Directors

(AKRON, Ohio – January 27, 2026) – Babcock & Wilcox Enterprises, Inc. (B&W) (NYSE: BW) announced today that Dr. Homaira Akbari (Ph.D.) has been appointed to its Board of Directors, bringing the total to seven members.

Dr. Akbari has served on the Board of Directors of over 25 public and private companies, including Veolia Group, a global leader in waste to energy, environmentals and hazardous waste facilities, and Banco Santander (NYSE: SAN).

Dr. Akbari brings extensive international leadership experience across medium and large technology companies, including in the energy and finance sectors. She has held senior management roles in Fortune 1000 companies including Microsoft, Thales and Liberty Media, and served as member of B&W’s Advisory Board from 2022 through 2025.

“Dr. Akbari’s deep expertise in AI factories and data centers, power generation systems, including baseload generation, fossil-fuel and waste-to-energy technologies makes her an outstanding addition to our Board,” said Kenneth Young, B&W Chairman and CEO. “Her strategic perspective will support both immediate priorities and long-term value creation as we continue delivering power solutions, carbon capture systems, environmental technologies, and comprehensive aftermarket services to meet the growing needs of our utility, data centers and industrial customers.”

She holds a doctorate in particle physics from Tufts University and an MBA from Carnegie Mellon Tepper School of Business.

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn and learn more at babcock.com.

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

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Investor Contact:	Media Contact:
Investor Relations	Ryan Cornell
Babcock & Wilcox	Public Relations
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